Exhibit 5.1


                                                            January 15, 2002


Gabelli Asset Management Inc.
One Corporate Center
Rye, New York 10580

                           Re: Registration Statement on Form S-8
                               of Gabelli Asset Management Inc.

Ladies and Gentlemen:

                  We have acted as special counsel to Gabelli Asset Management Inc., a New York corporation (the "Company"), in connection with the proposed issuance by the Company of up to an aggregate of 1,500,000 shares (the "Shares") of the Company's Class A Common Stock, par value $.001 per share (the "Class A Common Stock"), pursuant to the 1999 Stock Award and Incentive Plan (the "Plan").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

                  In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-8, relating to the Shares, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on January 15, 2002 (together with all exhibits thereto, the "Registration Statement"); (ii) the Plan; (iii) the Restated Certificate of Incorporation of the Company, as currently in effect; (iv) the Amended By-Laws of the Company, as currently in effect;
(v) a specimen certificate representing the Class A Common Stock; (vi) certain resolutions of the Board of Directors of the Company relating to the Plan and the filing of the Registration Statement; and (vii) certain resolutions adopted by written consent of the stockholders of the Company relating to the Plan. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. In rendering the opinions set forth below we have assumed that all Shares will be issued upon the exercise of rights granted in accordance with agreements under which awards of Shares are made pursuant to the Plan (the "Award Agreements") which are consistent with the Plan and duly authorized and validly executed and delivered by the parties thereto; that the consideration received by the Company for each Share delivered pursuant to each Award Agreement shall not be less than the par value of the Class A Common Stock; and that the registrar and transfer agent for the Class A Common Stock will duly register such issuance and countersign the stock certificates evidencing such Shares and that such stock certificates will conform to the specimen certificates examined by us.

                  Members of our firm are admitted to the Bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

                  Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized, and when the Shares have been issued and paid for pursuant to the terms of the Award Agreements and the Plan, the Shares will be validly issued, fully paid and nonassessable (except as provided in Section 630 of the New York Business Corporation
Law).

                  We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours,

                                          /s/ Skadden, Arps, Slate,
                                              Meagher & Flom LLP

                                          SKADDEN, ARPS, SLATE, MEAGHER
                                          & FLOM LLP